Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jaguar Health, Inc.

San Francisco, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 dated April 23, 2020, of our report dated April 2, 2020, relating to the consolidated financial statements of Jaguar Health, Inc. as of and for the year ended December 31, 2019 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

/s/ Mayer Hoffman McCann P.C.

San Diego, California

April 23, 2020